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                                                                 Exhibit 3(i)(g)


                            CERTIFICATE OF CORRECTION
                                       OF
                                       THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               POWERTEL USA, INC.


         POWERTEL USA, INC., a Delaware corporation (the "Company"), certifies pursuant to Section 103(f) of the General Corporation Law of the State of Delaware that:

         1. The Company filed on January 27, 1997, a Restated Certificate of Incorporation of POWERTEL USA, INC., (SRV number 971026370) (the "Restated Certificate").

         2. The Restated Certificate was an inaccurate record of the corporate action and is null and void AB INITIO as confirmed by an ORDER APPROVING AND CONFIRMING DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION, AS REVISED AND AMENDED of the U.S. Bankruptcy Court of the District of Nevada, Case No: 97-30265- BMG, dated September 15, 1998.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be executed by its duly authorized officer this 25th day of November, 1998.


                                            POWERTEL USA, INC.


                                       By:     /s/ Richard A. Cascarilla
                                            --------------------------------
                                            Richard A. Cascarilla, President